Exhibit 99.1
Eastern Bankshares, Inc. Announces Completion Of Merger With Century Bancorp, Inc.
Company Also Announces Receipt of Regulatory Non-Objection of Previously Announced Share Repurchase Program

BOSTON, MA, November 12, 2021 – Eastern Bankshares, Inc. (“Eastern”) (Nasdaq Global Select Market: EBC), the stock holding company for Eastern Bank, today announced that it has completed its acquisition of Century Bancorp, Inc. (Nasdaq: CNBKA) (“Century”), the stock holding company for Century Bank and Trust Company (“Century Bank”), a full service commercial bank with a full range of business, personal and institutional services. The transaction is valued at approximately $642 million. Eastern and Century had announced the transaction on April 7, 2021.

The acquisition is effective today, November 12, 2021, after the close of business, and Century shareholders will receive $115.28 in cash for each share of Century’s common stock. Century shareholders with questions about payment in connection with the transaction may contact Computershare, the paying agent for the transaction, at 1-800-546-5141.

“We are excited to have completed – just over a year after Eastern’s initial public offering – the largest acquisition in our Bank’s history and in doing so, to strategically expand Eastern’s presence in Boston and Eastern Massachusetts,” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern and Eastern Bank. “On behalf of everyone at Eastern, we are thrilled to welcome Century customers and employees, and to carry on the exceptional customer service and community support cultivated by the Century team. This is an exciting milestone made possible thanks to the extraordinary talent of our teams, and we look forward to operating as a combined, larger organization offering an excellent customer service experience and being there for our customers’ financial needs.”

Upon completion of the acquisition, Century Bank merged into Eastern Bank, a wholly-owned subsidiary of Eastern, with locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. The merger is expected to solidify Eastern’s leading position in Boston and Eastern Massachusetts. Century customers with questions about the merger and joining Eastern are invited to visit easternbank.com/CenturyBank or call 1-800-EASTERN (327-8376).

Share Repurchase Program
Eastern also announced that it received a notice of non-objection from the Board of Governors of the Federal Reserve System to Eastern’s previously announced share repurchase program. The program, which was approved by Eastern’s Board of Directors, authorizes the purchase of up to 9,337,900 shares, which represents 5% of Eastern’s outstanding shares of common stock, over a 12-month period. The repurchase program, which is limited to $225 million through November 30, 2022, may be modified or terminated by the Board of Directors at any time. Eastern does not expect to begin purchasing under the program before December 2021.

Under the authorization, share repurchases may occur in open market transactions or privately negotiated transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended. Repurchases will be made at management’s discretion from time to time at prices management considers to be attractive and in the best interests of both Eastern and its shareholders, subject to the availability of shares, general market conditions, the trading price of the shares, alternative uses for capital, and Eastern’s financial performance. Repurchases under this authorization may be suspended, terminated or modified by Eastern at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate by management in its discretion. Eastern is not obligated to repurchase any particular number of shares under the program.

Forward Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the benefits of the acquisition of Century to Eastern, the expected future business and financial performance of Eastern, and Eastern’s intent to begin purchasing shares under a share repurchase program. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Factors relating to the transaction that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the transaction may not materialize for Eastern in the timeframe expected or at all, or may be more costly to achieve; that Eastern is unable to successfully implement integration strategies; reputational risks and the reaction of the companies’ customers to the transaction; the inability to implement onboarding plans and other consequences associated with mergers; diversion of management time on merger-related issues; and changes in general economic and financial market conditions. These forward-looking statements represent Eastern’s expectations as of the date of this press release. These forward-looking statements are also subject to the risks and uncertainties applicable to Eastern’s and Century’s businesses generally that are disclosed in Eastern’s and Century’s respective 2020 Annual Reports on Form 10-K, as may be updated by the applicable company’s Quarterly Reports on Form 10-Q. Eastern’s and Century’s SEC filings are accessible on the SEC’s website at www.sec.gov. Eastern’s SEC filings are also accessible on its corporate website at investor.easternbank.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this press release, Eastern claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, Eastern specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on those statements as representing either company’s views as of any date subsequent to the date hereof.

About Eastern Bankshares, Inc. and Eastern Bank
Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of September 30, 2021, Eastern Bank had approximately $17 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 1,900 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

Media contact:
Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

Investor contact:
Jill Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

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